EXHIBIT (h)(2)

                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                           As amended December 1, 2004

Vintage Mutual Funds, Inc., a Maryland corporation (the "Company") herewith confirms its Agreement with Investors Management Group (the "Administrator") as follows:

        The Company desires to employ a portion of its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its Prospectus and Statement of Additional Information relating to the investment portfolios and any additional investment portfolios of the Company as each are or will be identified in Schedule A hereto (such investment portfolios and any additional investment portfolios together called the "Funds"), copies of which have been or will be submitted to the Administrator, and in resolutions of the Company's Board of Directors. The Company and the Administrator hereby agree that the Administrator will serve as the manager and administrator for the Funds upon the following terms and conditions.

        1.     SERVICES AS MANAGER AND ADMINISTRATOR

        Subject to the direction and control of the Board of Directors of the Company, the Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the investment advisor for the Funds under its Investment Advisory Agreement, the custodian for the Funds under its Custodian Agreement, the transfer agent for the Funds under its Transfer Agency Agreement and the fund accountant for the Funds under its Fund Accounting Agreement.

        The Administrator will maintain office facilities (which may be in the offices of the Administrator or an affiliate but shall by in such location as the Company shall reasonably determine); furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Securities and Exchange Commission (the "Commission") on Form N-SAR or any replacement forms therefor; compile data for, prepare for execution by the Funds and file all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Company's counsel; assist to the extent requested by the Company with the Company's preparation of its Annual and Semi-Annual Reports to Shareholders and its Registration Statements (on Form N-1A or any replacement therefor); compile data for, prepare and file timely Notices to the Commission required pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act"); keep and maintain the financial accounts and records of the Funds, including calculations of daily expense accruals; in the case of money market funds, periodic review of the amount of the deviation, if any, of the current net asset value per share (calculated using available market quotations or an appropriate substitute that reflects current market conditions) from each money market fund's amortized cost price per share; and generally assist in all aspects of the operations of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. The Administrator may delegate some or all of its responsibilities under this Agreement.

        The Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that the Administrator shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Section 4 hereof, for all acts of such subcontractor as if such acts were its own.

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        2.     FEES; EXPENSES; EXPENSE REIMBURSEMENT

        In consideration of services rendered and expenses assumed pursuant to this Agreement, each of the Funds will pay the Administrator on the first business day of each month, or at such time(s) as the Administrator shall request and the parties hereto shall agree, a fee computed daily and paid as specified below equal to the fee calculated at the applicable annual rate set forth on Schedule A hereto. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

        For the purpose of determining fees payable to the Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Company's Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

        The Administrator will from time to time employ or associate with itself such person or persons as the Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be partners, officers, or employees who are employed by both the Administrator and the Company. The compensation of such person or persons shall be paid by the Administrator and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not partners, officers, directors, shareholders or employees of the Administrator or the investment advisor or distributor for the Funds, commission fees and state Blue Sky qualification and renewal fees and expenses, investment advisory fees, custodian fees, transfer and dividend disbursing agents' fees, fund accounting fees including pricing of portfolio securities, certain insurance premiums, to the extent authorized by the Company, outside and inside auditing and legal fees and expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current Shareholders of the Funds, costs of Shareholders' and Directors' reports and meetings and any extraordinary expenses will be borne by the Funds; provided, however, that the Funds will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Funds.

        If in any fiscal year the aggregate expenses of a particular Fund (as defined under the securities regulations of any state having jurisdiction over the Company) exceed the expense limitations of any such state, the Administrator will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees respecting such Fund otherwise payable to the Administrator hereunder to the aggregate fees respecting such Fund otherwise payable to the Administrator hereunder and the Investors Management Group under the Investment Advisory Agreement between Investors Management Group and the Company. The expense reimbursement obligation of the Administrator is limited to the amount of its fees hereunder for such fiscal year, PROVIDED, HOWEVER, that notwithstanding the foregoing, the Administrator shall reimburse a particular Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Company so require. Such expense reimbursement, if any will be estimated daily and reconciled and paid on a monthly basis.

        3.     PROPRIETARY AND CONFIDENTIAL INFORMATION

        The Administrator agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

        4.     LIMITATION OF LIABILITY

        The Administrator shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also a partner, employee, or agent of the Administrator, who may be or become an officer, Directors, employee, or agent of the Company or the Funds shall be deemed, when rendering services to the Company or the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee, or agent or one under the control or direction of the Administrator even though paid by it.

        5.     TERM

        This Agreement shall become effective as of the date first written above (or, if a particular Fund is not in existence on the date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and shall continue until December 31, 2000, and unless sooner terminated as provided herein, thereafter shall be renewed automatically for successive three year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then current term. This Agreement shall be reviewed and ratified at least annually by the Company's Board of Directors, provided that this Agreement is also reviewed and ratified by the majority of the Company's Directors who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of reviewing this Agreement. The scope of such review shall be whether there is any "cause" (as defined below) that would justify terminating the Agreement. This Agreement is terminable with respect to a particular Fund only upon mutual agreement of the parties hereto or for "cause" by the party alleging "cause", in either case on not less than 60 days' notice by the Company's Board of Directors or by the Administrator.

        For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstances which substantially impairs the performance of the obligations and duties, as contemplated herein. Notwithstanding the foregoing, the absence of either or both an annual review or ratification of this Agreement by the Board of Directors shall not, in and of itself, constitute "cause" as used herein.

        If, for any reason other than "cause" as defined above, the Administrator is replaced as fund manager and administrator, or if a third party is engaged to perform all or a part of the services provided by the Administrator under this Agreement (excluding any sub-administrator appointed by the Administrator as provided in Section 1 hereof), then the Company shall make a one-time cash payment, as liquidated damages, to the Administrator equal to the balance due the Administrator for the remainder of the term of this Agreement, assuming for purposes of calculation of the payment that the asset level of the Company on the date the Administrator is replaced, or a third party is added, will remain constant for the balance of the contract term.

        6.     GOVERNING LAW

        The laws of the State of Iowa shall govern this Agreement. The names the "Vintage Mutual Funds, Inc." and "Directors of the Vintage Mutual Funds, Inc." refer respectively to the Company created and the Directors, as directors but not individually or personally. The obligations of the Company entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, Shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with any series of shares of the Company must look solely to the assets of the Company belonging to such series for the enforcement of any claims against the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                      Vintage Mutual Funds, Inc.
                                      By:    /s/
                                             -----------------------------
                                      Title:
                                             -----------------------------


                                      Investors Management Group, Ltd.
                                      By:    /s/
                                             -----------------------------
                                      Title:
                                             -----------------------------

              AMENDMENT TO MANAGEMENT AND ADMINISTRATION AGREEMENT


        Vintage Mutual Funds, Inc., a Maryland corporation ("Company") and Investors Management Group, Ltd. ("Administrator") hereby enter into this amendment to that certain Management and Administration Agreement dated as of July 29, 1998, by and between them ("Agreement").

        WHEREAS, the parties have agreed that the provisions relating to limitation of liability set forth in Paragraph 4 of the Agreement, should be clarified to prohibit limitation of liability for the Administrator's negligence.

        NOW THEREFORE, in consideration of the continuation of the Agreement and the mutual agreements contained here, the parties agree as follows;

        1. The parties agree and confirm the continuation of the Agreement on the terms and conditions set forth therein, except as they may relate to Paragraph 4 thereof.

        2. Paragraph 4 of the Agreement is hereby amended and restated as follows, such amended and restated Paragraph 4 superceding and replacing in all respects Paragraph 4 of the Agreement:

               "4.  LIMITATION OF LIABILITY

                      The Administrator shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also a partner, employee, or agent of the Administrator, who may be or become an officer, director, employee or agent of the Company or the Funds shall be deemed, when rendering services to the Company or the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee or agent or one under the control or direction of the Administrator even though paid by it."

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by the officers designated below, as of the day and year first written above.

                                            VINTAGE MUTUAL FUNDS, INC.


                                            By:/s/
                                               ---------------------------------

                                            Title:
                                                 -------------------------------


                                            INVESTORS MANAGEMENT GROUP, LTD.


                                            By:/s/
                                               ---------------------------------

                                            Title:
                                                 -------------------------------

                                   Schedule A
                                     to the
                     Management and Administration Agreement
                   Between the Vintage Mutual Funds, Inc. and
                           Investors Management Group

        NAME OF FUND                                  COMPENSATION*
        ------------                                  -------------

Institutional Money Market Fund         Annual Rate of twenty-one one-hundredths
                                        of one percent (0.21%) of Fund's average daily net assets.

Government Assets Fund                  Annual Rate of twenty-one one-hundredths
                                        of one percent (0.21%) of Fund's average daily net assets.

Liquid Assets Fund                      Annual Rate of twenty-one one-hundredths
                                        of one percent (0.21%) of Fund's average daily net assets.

Municipal Assets Fund                   Annual Rate of twenty-one one-hundredths
                                        of one percent (0.21%) of Fund's average daily net assets.

Institutional Reserves Fund             Annual Rate of twenty-one one-hundredths
                                        of one percent (0.21%) of Fund's average daily net assets.

Vintage Limited Term Bond Fund          Annual Rate of twenty-six one-hundredths
                                        of one percent (0.26%) of Fund's average daily net assets.

Vintage Bond Fund                       Annual Rate of twenty-six one-hundredths
                                        of one percent (0.26%) of Fund's average daily net assets.

Vintage Municipal Bond Fund             Annual Rate of twenty-six one-hundredths
                                        of one percent (0.26%) of Fund's average daily net assets.

Vintage Balanced Fund                   Annual Rate of twenty-six one-hundredths
                                        of one percent (0.26%) of Fund's average daily net assets.

Vintage Equity Fund                     Annual Rate of twenty-six one-hundredths
                                        of one percent (0.26%) of Fund's average daily net assets.

Vintage  Growth Fund                    Annual Rate of twenty-six one-hundredths
                                        of one percent (0.26%) of Fund's average daily net assets.

*All fees are computed daily and paid periodically.

Amended 12/1/04.